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                                                                     Exhibit 4.1


         NUMBER                                                    SHARES



                         INCORPORATED UNDER THE LAWS OF
                             THE STATE OF DELAWARE


                          COAST DENTAL SERVICES, INC.

                  50,000,000 COMMON SHARES AT $.001 PAR VALUE


         This Certifies that _________________________________________ is hereby issued ___________________________________________ shares fully paid and transferable only on the books of the Corporation by the holder hereof in person or by an authorized attorney upon surrender of this Certificate properly endorsed.

         IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___ day of ___________, 19____.


____________________________                       ___________________________
Secretary                                          President